Exhibit 99.2

WILLIAM A. COTTER, P.C. [617] 951.2063 wcotter@peabodyarnold.com

November 13, 2002

Steven K. Shevick, Vice President
Investor Relations and Legal
Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043-4033

R. L. Smith McKeithen Sr.
Vice President and General Counsel
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, CA 95134

Avant! LLC
c/o Steven K. Shevick
Investor Relations and Legal
Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043-4033

Illinois National Insurance Company
c/o Loss Mitigation Unit
175 Water Street, 10th Floor
New York, New York 10038
Attn: Christopher Blum, Divisional General Counsel

Re:	Litigation Protection Agreement Policy No. 405-88-86 (the “Policy”)
Insurer: Illinois National Insurance Company
Cadence Design Systems, Inc. vs. Avant! Inc., et al

Gentlemen:

As you are aware, I am counsel for the Insurer under the above-referenced Policy. I write in connection with finalizing the responsibility of the Insurer under the Policy in connection with the Settlement Agreement and General Release dated November 13, 2002 among Cadence Design Systems, Inc. (“Cadence”) and Synopsys, Inc. (“Synopsys”), as well as others (the “Agreement”).

PEABODY & ARNOLD LLP
Steven K. Shevick
R.L. Smith McKeithen
November 13, 2002

While the Policy is not mentioned in the Agreement, Cadence, Synopsys and Avant! Corporation LLC recognized the existence of the Policy and that the Insurer has certain rights and obligations in connection with the Agreement. This letter is to confirm such.

The “Lawsuit” described in the Agreement is the same litigation encompassed by the term “Action” as used in the Policy.

1.
The Agreement in Section 2 requires payment of U.S. $265,000,000 to Cadence (the “Settlement Amount”). Pursuant to Clause 3 of the Policy before such payment can be considered Loss (as defined in the Policy), the Insurer’s consent is required. Delivery of the Policy Release specified in paragraph 5 to the Escrowee shall operate as such consent.

2.	Synopsys consents to both the Settlement Amount and the non-monetary terms and conditions in the Agreement.

3.
Pursuant to Section 10 of the Agreement, the Agreement cannot be modified in certain respects unless the prior consent of the Insurer is first obtained in writing. As to any proposal to increase the Settlement Amount, and/or terms of payment above amounts specified in the Agreement, the Insurer’s consent obligations will be as provided in the Policy.

4.
The Agreement requires the payment of the Settlement Amount in two installments. The Insurer will make payments as follows: The Insurer, subject to compliance with paragraph 5 herein, will pay on behalf of Synopsys the above payment directly to Cadence on the dates and in the amounts specified. To the extent such payment is an assignment, the Insurer consents to such assignment.

5.
The parties hereto recognize that the sole responsibility of the Insurer under the Policy in relation to the Agreement is payment of the Settlement Amount to Cadence (or reimbursement of Synopsys in the event it pays the Settlement Amount) for the payment of the Settlement Amount and that pursuant to the Policy the Insurer must receive in escrow a Policy Release prior to the making of such payment. Accordingly, as condition precedent to the Insurer’s obligation to make any payment of Loss there shall be executed and delivered to {names to be supplied}[1] as Escrowee a

[1]	To be agreed to by the parties within three business days from date hereof.

PEABODY & ARNOLD LLP
Steven K. Shevick
R.L. Smith McKeithen
November 13, 2002

Policy Release from the parties hereto in the form attached hereto as Exhibit A. The Policy Release from the parties hereto shall be delivered to the Insurer upon receipt by the Escrowee of proof of payment to Cadence of the full Settlement Amount.

6.
Synopsys shall deliver to the Insurer, the Escrowee, and Cadence an assignment to Cadence of its rights to reimbursement of the Settlement Amount payments and in such event the Insurer shall make such payment to Cadence on the dates specified in the Agreement for Synopsys’ payments. Upon proof of making of such payments by the Insurer it shall be entitled to the Policy Release from the Escrowee.

7.	Synopsys agrees that Clause 3(b) of the Policy is stricken and replaced by this Letter Agreement.

8.
As provided in the Policy Release, with the payment of the Settlement Amount the Insurer’s obligations in connection with the Agreement is fully performed and completed. The Insurer has no responsibility for the performance, non-performance, or sufficiency of performance of any other party to the Agreement in relation to the Agreement and the Insurer shall have no other liability whatsoever in relation to the Agreement.

9.
Unrelated to the Agreement, there will be an exception to the Policy Release to maintain the obligation of the Insurer to make a final accounting of Loss once the “Action” is finally dismissed, and all Defense Costs (as defined in the Policy) and all other elements of Loss (as defined in the Policy) are determined. The Insurer shall submit payment to the appropriate party under the Policy within 30 days of the time it is in possession of all the elements needed to calculate Loss.

Upon your execution of this Letter as an assent to its terms, this letter will constitute the Insurer’s written consent to the Agreement required under the Policy. This Letter supercedes a letter to the same addressees of this date.

Very truly yours,

/s/ WILLIAM A. COTTER

William A. Cotter, P.C.

PEABODY & ARNOLD LLP
Steven K. Shevick
R.L. Smith McKeithen
November 13, 2002

cc:	Christopher Blum, Esq.
Lawrence B. Friedman, Esq.
Ragesh Tangri, Esq.

We consent to the above terms and conditions		We consent to the above terms and conditions

CADENCE DESIGN SYSTEMS, INC.		SYNOPSYS, INC.

By:	/s/ R.L. SMITH MCKEITHEN	By:	/s/ AART DE GEUS
Name:		Name:	Aart de Geus
Title:		Title:	CEO

AVANT! CORPORATION LLC, on behalf of itself

By:	/s/ STEVEN K. SHEVICK
Name:	Steven K. Shevick
Title:	President

ILLINOIS NATIONAL INSURANCE CO.

By:	/s/ WILLIAM A. COTTER, P.C.
Name:	Its Attorney
Title:

CONFIDENTIAL SETTLEMENT AGREEMENT
AND POLICY RELEASE

WHEREAS Illinois National Insurance Co. (“Illinois National”) issued a Litigation Protection Agreement Policy numbered 405-88-86 (the “Policy”) to Synopsys, Inc. (“Synopsys”), protecting it against Loss in the Action (as fully defined in the Policy); and

WHEREAS Avant! Corporation is the predecessor of Avant! Corporation LLC (“Avant!”), a wholly owned subsidiary of Synopsys, and whereas some of Avant!’s former officers, directors, employees or consultants were named as defendants in a civil Lawsuit filed by Cadence Design Systems, Inc. (“Cadence”) styled: Cadence Design Systems, Inc. v. Avant!, et al. in the United States District Court for the Northern District of California under Case No. CV-95-20828 RMW (the “Lawsuit”); and

WHEREAS Synopsys incurred fees and expenses in defending the Lawsuit (“Defense Costs”); and

WHEREAS Synopsys, Avant! and Cadence negotiated a settlement of the Lawsuit requiring a cash payment to Cadence (“the Settlement”); and

WHEREAS Illinois National has paid the amount called for in the Settlement as Loss and, with the exception specified herein pursuant to the terms of paragraph 9 of the Letter, is entitled from Synopsys, Avant! and Cadence to an acknowledgment of full performance of all obligations under the Policy and a Release of any present and future obligations thereunder (“Policy Release”).

NOW THEREFORE, in consideration of the mutual promises exchanged herein and other valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Cadence, Synopsys, Avant! and Illinois National (the “Parties”) stipulate and agree as follows:

1.
As provided in a letter dated                              (“Letter,” copy attached as Exhibit I hereto), Illinois National has paid on behalf of Synopsys as provided in paragraph 4 of the Letter, and Cadence accepted, the sum of TWO HUNDRED AND SIXTY FIVE MILLION DOLLARS AND ZERO CENTS ($265,000,000.00). This is in full satisfaction of any and all obligations, duties and responsibilities Illinois National may have under the Policy, under the Letter or any other obligations, except for the performance identified in paragraph 9 of the Letter. Synopsys, Avant! and Cadence agree that such payment is in full satisfaction of Illinois National’s obligations to them.

2.
Illinois National is herewith released from any and all obligations under the Policy and the Letter by Synopsys, Avant! and Cadence, except for the performance of the matters in paragraph 9 of the Letter.

3.
Synopsys, Cadence, Avant!, and Illinois National, on behalf of themselves and their parents, subsidiaries, affiliates, shareholders, directors, officers, employees, agents, counselors, attorneys, successors, and assigns hereby releases and forever discharges each other and their subsidiaries, affiliates, representatives, directors, officers, employees, agents, counselors, attorneys, insurers, reinsurers, successors and assigns of and from any obligations, duties, responsibilities, claims, liabilities and damages, whether certain or indefinite, known or unknown, which have existed, or may have existed, or do exist, as of the date of execution of this Policy Release arising out of the existence, performance, non-performance or good faith in performance of the terms of the Policy and the Letter, with the sole exception being Illinois National’s obligations to make a final accounting of Loss (as defined in the Policy) once the Lawsuit is finally dismissed pursuant to paragraph 9 of the Letter. Nothing in this Agreement shall affect Cadence’s, Avant!’s or Synopsys’ rights or obligations under the Settlement in any way except that the payment described in paragraph 1 of this Agreement satisfies the obligations owed to Cadence under paragraph 2 of the Settlement.

4.	In connection with the release in paragraphs 2 and 3 above:

The Parties acknowledge that they each may have claims that are presently unknown and that the releases contained in this Policy Release are intended to and will fully, finally, and forever discharge all claims, whether now asserted or unasserted, known or unknown. EACH PARTY EXPRESSLY UNDERSTANDS AND AGREES TO WAIVE THE PROVISIONS OF, AND RELINQUISH ALL RIGHTS AND BENEFITS AFFORDED BY, CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES IN FULL AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In making this waiver, the Parties acknowledge that they may hereafter discover facts in addition to or different from those that they now believe to be true with respect to the subject matter released herein, but they agree that they have taken that possibility into account in reaching this Policy Release and that, notwithstanding the discovery or existence of any such additional or different facts, as to which they expressly assume the risk, they fully, finally, and forever settle and release, on the terms set forth in this Policy Release, any and all such claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity, including but not limited to conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

5.
By executing the release set forth in paragraphs 2 and 3 above, Synopsys, Illinois National, Avant!, and Cadence intend this Policy Release to be an effective full and final accord and satisfaction of the matters released herein. This Policy Release shall be and remain in effect as a full and complete general release of any and all rights under the Policy and the Letter except only for the performance of the undertakings identified in paragraph 9 of the Letter.

6.
Each person executing this Policy Release represents and warrants that he or she is duly authorized and empowered to enter into this Policy Release and has the authority and approval to bind the party so represented.

7.
Each Party hereto represents and warrants that it has been represented by, and has consulted with, the counsel of its choice regarding the provisions, obligations, rights, risks, and legal effects of this Policy Release.

8.
Each Party hereto and their counsel agree to maintain the confidentiality of the terms of this Policy Release, and the negotiations leading to the same, except (and only) to the extent that such terms are required to be disclosed for accounting, insurance or tax purposes, or pursuant to regulatory obligations, an order of a court of competent jurisdiction or other legal process. In the case of Illinois National, disclosure may also be made to its agents, regulators, auditors, reinsurers and underwriters as required in the normal course of its business. In the event that a formal request is made to any party hereto to compel the dissemination of information regarding the terms and conditions of this Policy Release, said party shall promptly notify, in writing, the other parties of such request so as to afford the other parties the ability (but not the obligation) to object and oppose the dissemination of such information.

9.	This Policy Release may be signed in counterparts and use of facsimile with original signatures being provided and exchanged within a reasonable time.

10.
This Policy Release is to be construed, interpreted and enforced in accordance with the internal laws of the State of California applicable to contracts executed and wholly performed within said jurisdiction, and is to be effective as a sealed instrument.

IN WITNESS WHEREOF, the undersigned have caused this Policy Release to be executed as of the dates indicated below.

Date:	11/13/02	ILLINOIS NATIONAL INSURANCE CO.

		By:	/s/ WILLIAM A. COTTER, P.C.
		Name:	Its Attorney
Title:

Date:		SYNOPSYS, INC., on behalf of ITSELF

		By:	/s/ AART DE GEUS
Name:
Title:

Date:	AVANT!, INC., on behalf of ITSELF

	By:	/s/ STEVEN SHEVICK
	Name:	Steven Shevick
	Title:	President of Avant! Corporation LLC, Successor to Avant! Inc.

Date:	AVANT! CORPORATION LLC

	By:	/s/ STEVEN SHEVICK
	Name:	Steven Shevick
	Title:	President

Date:	CADENCE DESIGN SYSTEMS, INC., on behalf of ITSELF

	By:	/s/ R.L SMITH MCKEITHEN
	Name:	R.L. Smith McKeithen
	Title:	SR. VP & General Counsel